[PARKER CHAPIN FLATTAU & KLIMPL LLP]
                                   Letterhead









                                                               January 29, 1996


Bentley Pharmaceuticals, Inc.
4830 West Kennedy Boulevard
One Urban Centre, Suite 550
Tampa, Florida 33609

                     Re:       Bentley Pharmaceuticals, Inc.

Gentlemen:

            We have acted as counsel to Bentley Pharmaceuticals, Inc. (the "Company") in connection with its filing of a registration statement on Form S-1 (File No. 33-65125, the "Registration Statement") covering (i) 6,900 units (the "Units"), each consisting of one thousand dollars ($1,000) principal amount 12% convertible senior subordinated debenture due in February 2006 (the "Debentures") and 1,000 class A redeemable warrants (the "Class A Warrants"), each to purchase one share of common stock, $.02 par value per share (the "Common Stock") and one class B redeemable warrant (the "Class B Warrants"), each two Class B Warrants to purchase one share of Common Stock, (including 900 additional Units to be sold by the Company to cover overallotments, if any (the "Overallotment Units")) (ii) 6,900 Debentures contained in the Units (including 900 additional Debentures contained in the Overallotment Units (the "Overallotment Debentures")); (iii) 6,900,000 Class A Warrants contained in the Units (including 900,000 additional Class A Warrants contained in the Overallotment Units (the "Overallotment Class A Warrants")); (iv) 2,300,000 shares of Common Stock issuable upon conversion of the Debentures contained in the Units (the "Debenture Shares") (including 300,000 additional shares of Common Stock issuable upon conversion of the Overallotment Debentures contained in the Overallotment Units (the "Overallotment Debenture Shares")); (v) 6,900,000 shares of Common Stock issuable upon exercise of the Class A Warrants contained in the Units (the "Class A Warrant Shares") (including 900,000 additional shares of Common Stock issuable upon exercise of the Overallotment Class A Warrants contained in the Overallotment Units (the "Overallotment Class A Warrant



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Shares")); (vi) 6,900,000 Class B Warrants issuable upon exercise of the Class A
Warrants contained in the Units (including 900,000 additional Class B Warrants issuable upon exercise of the Overallotment Class A Warrants contained in the Overallotment Units (the "Overallotment Class B Warrants")); (vii) 3,450,000 shares of Common Stock issuable upon exercise of the Class B Warrants issuable upon exercise of the Class A Warrants contained in the Units (the "Class B Warrant Shares") (including 450,000 additional shares of Common Stock issuable upon exercise of the Overallotment Class B Warrants issuable upon exercise of the Overallotment Class A Warrants contained in the Overallotment Units (the "Overallotment Class B Warrant Shares")); (viii) 600 warrants (the "Underwriter Warrants") issuable to Coleman and Company Securities, Inc. (the "Underwriter") to purchase 600 additional Units; (ix) 600 Units issuable upon exercise of the Underwriter Warrants (the "Underwriter Units"); (x) 600 Debentures contained in the Underwriter Units (the "Underwriter Debentures"); (xi) 600,000 Class A
Warrants   contained  in  the  Underwriter  Units  (the  "Underwriter   Class  A
Warrants"); (xii) 200,000 shares of Common Stock issuable upon conversion of the Underwriter Debentures contained in the Underwriter Units (the "Underwriter Debenture Shares"); (xiii) 600,000 shares of Common Stock issuable upon exercise of the Underwriter Class A Warrants contained in the Underwriter Units (the "Underwriter Class A Warrant Shares"); (xiv) 600,000 Class B Warrants issuable upon exercise of the Underwriter Class A Warrants contained in the Underwriter Units (the "Underwriter Class B Warrants"); (xv) 300,000 shares of Common Stock issuable upon exercise of the Underwriter Class B Warrants issuable upon exercise of the Underwriter Class A Warrants contained in the Underwriter Units (the "Underwriter Class B Warrant Shares"); and (xvi) 491,250 shares of Common Stock to be sold by selling shareholders (the "Selling Shareholder Shares"), all as more particularly described in the Registration Statement.

     In our capacity as counsel to the Company, we have examined the Company's Amended and Restated Articles of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company, the Registration Statement and the exhibits thereto.

     With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

     On the basis of the foregoing, we are of the opinion that:

          (i) the Units, the Overallotment Units and the Underwriter Units have been validly authorized and will, when issued, sold and paid for as contemplated by the Registration Statement, the Indenture (as hereinafter defined) and the Warrant Agreement (as hereinafter defined), constitute legal, valid and binding obligations of the Company;


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          (ii) the Debentures,  the Overallotment Debentures and the Underwriter
     Debentures have been validly authorized and will, when issued, sold and paid for as contemplated by the Registration Statement and the indenture between the Company and American Stock Transfer & Trust Company (the "Indenture") , a form of which is filed as an exhibit to the Registration Statement, constitute legal, valid and binding obligations of the Company;

          (iii) the Class A Warrants, the Overallotment Class A Warrants and the Underwriter Class A Warrants have been validly authorized and will, when issued, sold and paid for as contemplated by the Registration Statement and the warrant agreement between the Company and American Stock Transfer & Trust Company (the "Warrant Agreement"), a form of which is filed as an exhibit to the Registration Statement, constitute legal, valid and binding obligations of the Company;

          (iv) the Class B Warrants, the Overallotment Class B Warrants and the Underwriter Class B Warrants have been validly authorized and will, when issued, sold and paid for as contemplated by the Registration Statement and the Warrant Agreement, constitute legal, valid and binding obligations of the Company;

          (v) the Debenture Shares, the Overallotment Debenture Shares, the Underwriter Debenture Shares, the Class A Warrant Shares, the Overallotment Class A Warrant Shares, the Underwriter Class A Warrant Shares, the Class B Warrant Shares, the Overallotment Class B Warrant Shares and the Underwriter Class B Warrant Shares have been validly authorized and will, when issued, sold and paid for as contemplated by Registration Statement, Indenture and Warrant Agreement, as applicable, be legally issued, fully-paid and non-assessable; and

          (vi) the Selling Shareholder Shares have been validly authorized and legally issued and are fully-paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.


                                         Very truly yours,

                                         /s/ Parker Chapin Flattau & Klimpl, LLP

                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP